RP FINANCIAL, LC.

Financial Services Industry Consultants

EXHIBIT 23.7

September 25, 2003

Board of Directors

New Haven Savings Bank

195 Church Street

New Haven, Connecticut 06502

Members of the Board of Directors:

We hereby consent to the use of our firm’s name in the Form S-1 Registration Statement and Form S-4 Registration Statement for NewAlliance Bancshares, Inc. and any amendments thereto, and in the Application for Conversion of New Haven Savings Bank, New Haven, Connecticut and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of NewAlliance Bancshares, Inc.

Sincerely,
RP FINANCIAL, LC.

/s/ Gregory E. Dunn

Gregory E. Dunn Senior Vice President

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